Exhibit 21

                                LIST OF SUBSIDIARIES

The following are subsidiaries of the Company:

     Bio-Energy Services Corp. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Energy Services Corp.

     Bio-Energy Systems, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Energy Systems, Inc.

     Beta Carthage Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Carthage Inc.

     Beta South Glens Falls Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta South Glens Falls Inc.

     Beta Syracuse Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Syracuse Inc.

     Beta Beaver Falls Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Beaver Falls Inc.

     Beta Natural Dam Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Natural Dam Inc.

     Beta Allegany Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Allegany Inc.

     Beta Nova Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Nova Inc.

     Beta N Limited is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta N Limited.

     Beta Hydroponics Allegany Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Hydroponics Allegany Inc.

     Reina Distributing, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Reina Distributing, Inc.

     SunWize Energy Systems, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Energy Systems, Inc.

     Bio Thermal Unlimited, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio Thermal Unlimited, Inc.

     SunWize Specialty Products, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Specialty Products, Inc.

     Bio-Hydroponics Inc. (formerly Nanocrystalline Technologies Inc.) is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Hydroponics Inc.

     Beta C&S Limited is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta C&S Limited.

     Besicorp International Power Corp. is a subsidiary of the Company and is incorporated under

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the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Besicorp International Power Corp.

     Beta International Power Corp. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta International Power Corp.

     Beta Mexico Inc. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta Mexico Inc.

     Beta Worldwide Power Inc. (formerly Beta BBI Krishnapatnam Inc.) is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta Worldwide Power Inc.

     Beta Global Developments (BVI), Inc. (formerly Beta Krishnapatnam BVI Inc.) is a subsidiary of Beta Worldwide Power Inc. and is incorporated under the laws of the British Virgin Islands. The aforesaid subsidiary does business under the name of Beta Global Developments (BVI), Inc.

     Beta Global Developments II (BVI), Inc. (formerly Beta Krishnapatnam BVI II Inc.) is a subsidiary of Beta Worldwide Power Inc. and is incorporated under the laws of the British Virgin Islands. The aforesaid subsidiary does business under the name of Beta Global Developments (BVI) II, Inc.

     SunWize Technologies, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Tedhnologies, Inc.

     Beta Brasil Inc. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta Brasil Inc.

     Beta BGE Inc. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta BGE Inc.

     Beta Brasil Geracao de Energia Ltda. Is a subsidiary of Beta Global Developments (BVI), Inc. and Beta Global Developments II (BVI), Inc. and is incorporated under the laws of Brazil. The aforesaid subsidiary does business under the name of Beta Brasil Geracao de Energia Ltda.

     BBI Power Inc. is a 50% subsidiary of Beta Global Developments, Inc. and is incorporated under the laws of the British Virgin Islands. The aforesaid subsidiary does business under the name of BBI Power Inc.


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